Exhibit 10.2

CONTRAT DE TRAVAIL

Le présent contrat de travail (ci-après « le présent Contrat ») est conclu entre les soussignés:

La société Pilot SAS, une société par actions simplifiée à associé unique, au capital de 113 597,99 € dont la siège social est situé au 162 rue de Belharra, 64500 Saint-Jean-de-Luz (France), immatriculée au registre du commerce et des sociétés de Bayonne sous le numéro 070 501 374, représentée par Pierre Boccon Liaudet, Président, dûment habilité à l’effet des présentes,

Ci-après dénommée la « Société », ou “Pilot”

D’UNE PART,

ET :

Monsieur Pierre Agnes, demeurant 3, rue Marlan, 40130 Capbreton, de nationalité française, immatriculé à la Sécurité sociale sous le numéro 164046410206184.

Ci-après dénommé « Monsieur Pierre Agnes ».

D’AUTRE PART,

Ensemble dénommés les « Parties ».

IL A ETE CONVENU ET ARRETE CE QUI SUIT :

English translation – for informational purposes only

EMPLOYMENT CONTRACT

The present contract of employment (“Agreement”) has been executed between the undersigned:

Pilot SAS, a French company “société par actions simplifiée à associé unique”, with a capital of €113 597.99, whose registered office is located at 162 rue de Belharra, 64500 Saint-Jean-de-Luz (France), registered at the company and trade register of Bayonne under no. 070 501 374, represented by Pierre Boccon Liaudet, President, hereby duly authorized for the purposes described herein,

Hereinafter referred to as the “Company” or “Pilot”,

ON THE ONE HAND,

AND :

Mr. Pierre Agnes, residing 3, rue Marlan, 40130 Capbreton, of French citizenship, registered at the social security under the number 164046410206184.

Hereinafter referred to as “Pierre Agnes”or “Mr. Agnes”.

ON THE OTHER HAND,

Both hereinafter referred to as the “Parties”.

IT HAS BEEN AGREED AND DECIDED AS FOLLOWS :

ARTICLE 1—ENGAGEMENT Sous réserve des dispositions présentes et de la nomination de Monsieur Pierre Agnes en tant que mandataire social au sein de Quiksilver Europe (Na Pali SAS), une société	ARTICLE 1—EMPLOYMENT Subject to the terms herein and the appointment of Pierre Agnes under that certain Corporate Mandate within Quiksilver Europe (Na Pali SAS), a French company, the

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française, la Société engage Monsieur Pierre Agnes par contrat à durée indéterminée, à compter de la date du présent contrat, aux conditions indiquées ci-après ainsi qu’aux conditions générales de la Convention Collective nationale des industries de l’habillement applicable à la Société à la date de signature du présent contrat (étant entendu que la mention de cette convention collective n’est donnée qu’à titre d’information).	Company employs Pierre Agnes for an indefinite term, as from the date hereof, under the conditions set out hereinafter and under the general conditions of the applicable national Collective Bargaining Agreement of the apparel industries (being said that the mention of this collective bargaining agreement is only given for informational purposes).

A l’exception du mandat social, le présent contrat annule et remplace, dans leur intégralité, l’ensemble des contrats de travail ou autres accords connexes, oraux ou écrits, expresses ou implicites, existants ou préalables, conclus entre Monsieur Pierre Agnes et la Société, Quiksilver Europe (Na Pali SAS) ou Quiksilver, Inc.	Except for the Corporate Mandate of even date, this Agreement completely supersedes and replaces any existing or previous oral or written employment or other related agreements, express or implied, between Pierre Agnes and the Company, Quiksilver Europe (Na Pali SAS) or Quiksilver, Inc.

ARTICLE 2—FONCTIONS ET RESPONSABILITES

Monsieur Pierre Agnes est engagé en vue d’exercer le mandat social de Président de Na Pali SAS (dite Quiksilver Europe), filiale française opérationnelle de Quiksilver, Inc.

Dans le cadre de ses fonctions de Président de la filiale Quiksilver Europe (Na Pali SAS), Monsieur Pierre Agnes aura notamment pour mission de diriger les affaires, les opérations, l’organisation et le personnel à travers l’Europe conformément aux règles en vigueur au sein de Quiksilver, Inc. et de Pilot, et dans le respect des statuts de Na Pali SAS.

Monsieur Pierre Agnes exercera ses fonctions sous l’autorité hiérarchique du Directeur Général de Quiksilver, Inc.

ARTICLE 2—DUTIES AND RESPONSIBILITIES

Pierre Agnes is recruited as the corporate President of Na Pali SAS, Quiksilver, Inc.’s French operating subsidiary (Quiksilver Europe).

In his capacity of President of the subsidiairy Quiksilver Europe (Na Pali SAS), Pierre Agnes shall notably manage business, operations, organizations and staff across Europe in accordance with Quiksilver, Inc.’s and Pilot’s rules and with Na Pali SAS bylaws.

Pierre Agnes will work under the authority and following the instructions of the Chief Executive Officer of Quiksilver, Inc.

ARTICLE 3—REMUNERATION

En contrepartie de ses fonctions, Monsieur Pierre Agnes percevra une rémunération annuelle brute forfaitaire de 55,000 € (cinquante-cinq mille euros) payable aux échéances normales de la paie au sein de la Société.

ARTICLE 3—COMPENSATION

Pierre Agnes’ base lump-sum salary will be EUR 55,000 (fifty-five thousand euros) per year, less applicable withholdings and deductions, paid on the Company’s regular payroll dates.

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La rémunération de base brute forfaitaire de Monsieur Pierre Agnes ne pourra être inférieure à 55.000 € (cinquante-cinq mille euros) par an en vertu du présent contrat.	Pierre Agnes’ base lump-sum gross salary may not be adjusted below EUR 55,000 (fifty five thousand euros) per year during his employment pursuant to this Agreement.

ARTICLE 4—DUREE DU TRAVAIL

En sa qualité de Cadre dirigeant, Monsieur Pierre Agnes n’est pas soumis aux dispositions législatives et réglementaires relatives à la durée du travail, en application de l’article L. 3111-2 du Code du travail.

ARTICLE 4—WORKING TIME As a top executive (“cadre dirigeant”), Pierre Agnes is not bound by legal and regulatory provisions on working time, pursuant to article L. 3111-2 of the French Labor Code.

ARTICLE 5—LIEU DE TRAVAIL

A titre purement informatif, Monsieur Pierre Agnes exercera ses fonctions à titre principal au siège social de Quiksilver Europe (Na Pali SAS) actuellement situé 162 rue Beharra, 64500 Saint Jean de Luz. Il est expressément convenu que les fonctions de Monsieur Pierre Agnes pourront l’amener à effectuer des déplacements fréquents à l’étranger et également en France.

Le lieu habituel de travail de Pierre Agnes est situé actuellement 162 rue Beharra, 64500 Saint Jean de Luz.

ARTICLE 5—PLACE OF WORK

For informational purposes only, Pierre Agnes will work principally in the Quiksilver Europe (Na Pali SAS) registered office which is currently located 162 rue Beharra, 64500 Saint Jean de Luz. It is expressly agreed that duties of Pierre Agnes may require him to make frequent trips abroad and also in France.

Pierre Agnes’ usual place of work is located currently at 162 rue Beharra, 64500 Saint Jean de Luz.

ARTICLE 6—CONGES PAYES

Monsieur Pierre Agnes bénéficiera des congés payés conformément à la législation française en vigueur en la matière.

Les dates des congés de Monsieur Pierre Agnes seront déterminées en accord avec la Direction générale de Na Pali SAS, étant précisé que Pilot et/ou Quiksilver, Inc. se réservent le droit d’exiger que les congés soient pris à certaines dates et/ou dans certaines circonstances.

Au terme du présent contrat, les congés acquis non pris seront payés à Monsieur

ARTICLE 6— PAID VACATION

Pierre Agnes shall be entitled to paid vacation provided by applicable French legislation.

The dates of Pierre Agnes’ annual vacation shall be set in agreement with the general management of Na Pali SAS. Pilot and/or Quiksilver, Inc. reserve the right to require that vacation be taken at certain times and/or in certain circumstances.

On termination of this Agreement, Pierre Agnes will be paid in respect of any accrued untaken vacation. Unless Pierre Agnes

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Pierre Agnes. Au cours de chaque année fiscale, Monsieur Pierre Agnes sera réputé avoir pris la totalité de ses congés payés acquis, qui ne lui seront plus dus, à moins que Monsieur Pierre Agnes déclare le contraire au département des Ressources Humaines de Quiksilver, Inc., par écrit, avant la fin de chaque année fiscale.

notifies Quiksilver, Inc.’s Human Resources Department in writing to the contrary as of the end of each fiscal year, however, it will be assumed that Pierre Agnes has taken his full earned vacation during each fiscal year.

ARTICLE 7—PROTECTION SOCIALE

Dans le cadre du présent contrat, Monsieur Pierre Agnes bénéficiera de l’ensemble des régimes de retraite et de prévoyance en vigueur au sein de Na Pali SAS ou qui viendraient à être mis en place ultérieurement pour sa catégorie.

A ce titre, Monsieur Pierre Agnes accepte de contribuer à hauteur de sa participation au financement de ces régimes, par le précompte sur son salaire des cotisations y afférentes.

ARTICLE 7—INSURANCE COVERAGE

Within the framework of the present Agreement, Pierre Agnes will benefit from both of retirement and disability schemes in force within Na Pali SAS or which would be implemented for his category in the future.

In this respect, Pierre Agnes accepts to contribute to the funding of these above-mentioned schemes, by the deduction of the social contributions from his salary.

ARTICLE 8—EXCLUSIVITE

Au cours de l’exécution du présent contrat, Monsieur Pierre Agnes consacrera l’ensemble de son temps professionnel, son attention, ses aptitudes et son énergie à la Société, à Na Pali SAS, et à Quiksilver, Inc., et ne rendra aucun service à d’autres personnes ou entités, que ce soit contre rémunération ou gratuitement, et ne s’engagera pas auprès d’une entreprise exerçant des activités concurrentes ou contraires à celles de la Société, de Na Pali SAS ou de Quiksilver, Inc., que ce soit individuellement, en tant qu’employé, associé, responsable, directeur, actionnaire, mandataire ou dirigeant de toute autre société ; ou en tant qu’administrateur, fiduciaire ou dans toutes autres fonctions semblables au sein de toute autre entité, sans le consentement préalable et écrit du Directeur Général de Quiksilver, Inc.

ARTICLE 8—EXCLUSIVITY

During Mr. Agnes’ employment under this Agreement, he will devote his full professional and business time, interest, abilities and energies to the Company, Na Pali SAS and Quiksilver, Inc., and will not render any services to any other person or entity, whether for compensation or otherwise, or engage in any business activities competitive with or adverse to the Company’s, Na Pali SAS’ or Quiksilver, Inc.’s business or welfare, whether alone, as an employee; as a partner; as a member or manager; as a shareholder, officer or director of any other corporation; or as a trustee, fiduciary or in any other similar representative capacity of any other entity without the prior written consent of the Chief Executive Officer of Quiksilver, Inc.

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ARTICLE 9—SECRETS COMMERCIAUX - INFORMATIONS CONFIDENTIELLES ET/OU PROTEGEES

La Société, Na Pali SAS et Quiksilver, Inc. détiennent certains secrets commerciaux et autre information confidentielle et/ou protégée qui constituent des droits de propriété de valeur, qui ont été développés grâce à une dépense substantielle de temps et d’argent, qui sont et continueront à être utilisés dans les affaires de la Société, de Na Pali SAS et de Quiksilver Inc, et qui ne sont pas généralement connus dans le commerce. Ces informations protégées incluent notamment la liste des clients et fournisseurs de Quiksilver Inc., Na Pali SAS, la Société, et leurs filiales, et d’autres informations particulières concernant les produits, finances, processus, choix de matériaux, tissus, dessins, sources de matériaux, informations sur les prix, calendriers de production, stratégies de vente et marketing, formules de commissions sur les ventes, stratégies de merchandising, formulaires de commande et tout autre type d’information protégée relative aux produits, clients et fournisseurs de Quiksilver, Inc., Na Pali SAS, la Société, et de leurs filiales. Monsieur Pierre Agnes accepte qu’il ne divulguera pas et qu’il gardera strictement secrets et confidentiels tous les secrets commerciaux et informations protégées de Quiksilver, Inc., Na Pali SAS, la Société, et leurs filiales, incluant, mais sans limitation, les éléments spécifiquement mentionnés ci-dessus.

ARTICLE 9—TRADE SECRETS – CONFIDENTIAL AND/OR PROPRIETARY INFORMATION

The Company, Na Pali SAS and Quiksilver, Inc. own certain trade secrets and other confidential and/or proprietary information which constitute valuable property rights, which have been developed through a substantial expenditure of time and money, which are and will continue to be utilized in the Company’s, Na Pali SAS’ and Quiksilver, Inc.’s business and which are not generally known in the trade. This proprietary information includes notably the list of names of the customers and suppliers of Quiksilver, Inc., Na Pali SAS, the Company, and their affiliates, and other particularized information concerning the products, finances, processes, material preferences, fabrics, designs, material sources, pricing information, production schedules, sales and marketing strategies, sales commission formulae, merchandising strategies, order forms and other types of proprietary information relating to Quiksilver, Inc., Na Pali SAS, the Company, and their affiliates’ products, customers and suppliers. Pierre Agnes agrees that he will not disclose and will keep strictly secret and confidential all trade secrets and proprietary information of Quiksilver, Inc., Na Pali SAS, the Company, and their affiliates, including, but not limited to, those items specifically mentioned above.

ARTICLE 10—PROPRIETE ET DOCUMENTS

A la date de cessation du présent contrat ou dès la notification de la rupture en cas de dispense/absence de préavis, Monsieur Pierre Agnes retournera sans délai à la Société tous les documents, propriétés et matériels de quelque nature que ce soit en relation avec son travail pour la Société et ses filiales, incluant Quiksilver, Inc. et Na Pali SAS, qui sont en sa possession ou sous son contrôle. Monsieur Pierre Agnes ne retiendra et ne gardera copie d’aucun document portant des informations confidentielles.

ARTICLE 10—PROPERTY AND DOCUMENTS

At the date of termination of this Agreement or as soon as the termination of this Agreement is notified, if Pierre Agnes is exempted from working his notice period and/or not subject to a notice period, Pierre Agnes shall return to the Company any document, property and material of any kind in relation to his work for the Company or its affiliates, including Quiksilver, Inc. and Na Pali SAS, being in his possession or under his control. Pierre Agnes will not retain or keep any copy of any document that would contain confidential information.

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ARTICLE 11—RESPECT DES POLITIQUES COMMERCIALES

Monsieur Pierre Agnes est tenu de respecter les politiques RH et commerciales, ainsi que les procédures en vigueur au sein de la Société, Na Pali SAS et Quiksilver, Inc. En cas de conflit, les termes du présent contrat prévalent.

ARTICLE 11—COMPLIANCE WITH BUSINESS POLICIES

Pierre Agnes will be required to observe the Company’s, Na Pali SAS’ and Quiksilver, Inc.’s personnel and business policies and procedures as they are in effect from time to time. In the event of any conflicts, the terms of this Agreement will control.

ARTICLE 12—RUPTURE DU CONTRAT DE TRAVAIL

ARTICLE 12-1 RUPTURE ET PREAVIS

Le présent contrat peut être résilié à tout moment par la Société ou Monsieur Pierre Agnes, à condition de respecter un préavis de 3 ou 4 mois (en fonction de l’ancienneté du salarié), ou de verser une indemnité compensatrice de préavis, conformément à la convention collective applicable.

Toutefois, en cas de faute grave ou lourde, aucun préavis ne sera applicable.

Compte tenu de la cause du présent contrat, les Parties conviennent que le présent contrat de travail sera rompu en cas de cessation (anticipée ou à échéance) du mandat social de Président qu’exerce Monsieur Pierre Agnes au sein de Quiksilver Europe (Na Pali SAS).

ARTICLE 12-2 INDEMNITE CONTRACTUELLE DE RUPTURE

Les Parties décident qu’il sera alloué à Monsieur Pierre Agnes, en cas de rupture du présent contrat, à certaines conditions, une indemnité contractuelle d’un montant brut correspondant à 18 mois de rémunération brute.

ARTICLE 12—TERMINATION OF THE EMPLOYMENT CONTRACT

ARTICLE 12-1 TERMINATION AND NOTICE PERIOD

This Agreement may be terminated at any time by either the Company or Pierre Agnes, subject to a notice period of 3 or 4 months (depending on the employee’s seniority), or pay in lieu of notice, according to the applicable collective bargaining agreement.

However, no notice period shall apply in case of serious or gross misconduct.

Considering the cause of the conclusion of this Agreement, the Parties agree that this Agreement will be terminated in case of termination (early or at expiration date) of the Corporate Mandate as President of Pierre Agnes within Quiksilver Europe (Na Pali SAS).

ARTICLE 12-2 CONTRACTUAL SEVERANCE INDEMNITY

The Parties agree that in case of termination of this Agreement under certain conditions, a contractual gross severance indemnity will be paid to Pierre Agnes amounting to 18 months of gross Remuneration.

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Par « rémunération », il y a lieu d’entendre pour les seules dispositions du présent article, la rémunération mensuelle versée à Pierre Agnes au titre du présent contrat et de son mandat social de Président au sein de Na Pali SAS, excluant tout variable (c’est-à-dire, bonus, commissions, intéressement, equity, stock options, participation...). A la date de conclusion du présent contrat, la rémunération de Monsieur Pierre Agnes s’élève à 39.583,33 (trente-neuf mille cinq cents quatre-vingt trois euros et trente-trois centimes) euros bruts par mois.

La présente indemnité contractuelle de rupture ne sera due à Monsieur Pierre Agnes que dans les trois cas suivants:

•        rupture du contrat de travail à l’échéance du mandat social de Pierre Agnes comme Président au sein de Na Pali SAS, à savoir le 31 octobre 2016;

•        rupture du contrat de travail du fait de la cessation anticipée du mandat social de Pierre Agnes comme Président au sein de Na Pali SAS « sans Cause légitime» telle que définie ci-après,

•        rupture par Monsieur Pierre Agnes de son contrat de travail pour « Bonne Raison » (telle que définie ci-après) dans les six (6) mois de l’acte constituant la Bonne Raison.

Etant précisé cependant que, dans le cas où le présent contrat de travail de Monsieur Pierre Agnes se termine pour cause de décès ou d’une incapacité permanente telles que fixées aux (i) et (ii), il (ou ses héritiers ou bénéficiaires en cas décès) ne recevra pas le montant brut de 18 mois de sa rémunération brute, mais recevra en lieu et place une indemnité contractuelle de rupture réduite. Le montant brut de l’indemnité contractuelle de rupture réduite sera égal au prorata de son bonus prévu le cas échéant par son mandat social, pour l’année fiscale au cours de laquelle le contrat est rompu pour cause de décès ou d’une incapacité permanente.

“Remuneration” means, only for the provisions of this article, the monthly remuneration payable to Pierre Agnes under this Agreement and his Corporate Mandate as President of Na Pali SAS, but excludes any variable pay (e.g., bonus, commissions, incentive pay, equity, stock, profit-sharing, etc.). As of the date of this Agreement, Pierre Agnes’ Remuneration is €39,583.33 (thirty-nine thousand, five hundred eighty-three and thirty-three hundredths euros) gross per month.

This contractual severance indemnity will be due to Pierre Agnes in the following three cases only:

•        termination of this Agreement due to the termination at expiration date on October 31, 2016, of the Corporate Mandate of Pierre Agnes as President within Na Pali SAS;

•        termination of this Agreement due to the early termination of the Corporate Mandate of Pierre Agnes as President within Na Pali SAS without “Legitimate Cause” as defined hereinafter;

•        termination by Pierre Agnes of this Agreement for “Good Reason” (as defined hereinafter) within six (6) months of the action constituting Good Reason.

Provided, however, that in the event Mr. Pierre Agnes’ employment terminates by reason of his death or permanent disability as set forth below in (i) or (ii), he (or his estate or beneficiaries in the case of his death) shall not receive the gross amount of 18 months of gross remuneration, but shall receive instead a limited contractual severance indemnity. The gross amount of the limited contractual severance indemnity will be equal to the pro rata portion of his bonus provided for in the Corporate Mandate, if any, for the fiscal year in which such termination by reason of death or permanent disability occurs.

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La « Cause légitime de rupture » comprend de manière non limitative les cas suivants (i) le décès, (ii) l’incapacité permanente qui rend Monsieur Pierre Agnes dans l’impossibilité d’exercer les fonctions essentielles de son poste même avec des aménagements raisonnables, (iii) une faute intentionnelle dans l’exécution des fonctions du salarié, (iv) la commission d’un délit professionnel ou la violation de la loi impliquant la turpitude morale ou la malhonnêteté, (v) conflit d’intérêt, (vi) la violation délibérée des obligations professionnelles, (vii) la négligence répétée dans ses obligations professionnelles, ou (viii) une violation substantielle par Monsieur Pierre Agnes de ses obligations en vertu du présent contrat ou du mandat social.

La “Bonne Raison” pour Monsieur Pierre Agnes de mettre fin au présent contrat signifie une rupture volontaire et à son initiative en raison de (i) l’affectation de Monsieur Pierre Agnes sans son consentement à des tâches substantiellement incompatibles avec la position qu’il occupe à la date du présent contrat, (ii) un changement substantiel dans le niveau de reporting de Monsieur Pierre Agnes en comparaison avec celui instauré dans le présent contrat, sans son consentement (étant précisé que Pierre Agnes reporte actuellement au Directeur Général de Quiksilver, Inc.), (iii) une diminution substantielle de l’autorité de Monsieur Pierre Agnes sans son consentement (iv) une violation substantielle par la Société de ses obligations en vertu du présent contrat, (v) le défaut pour la Société d’obtenir de tout successeur, avant que la succession n’intervienne, un accord de prendre en charge et de remplir les obligations contenues dans le présent contrat, ou (vi) la mutation, sans son accord, de Monsieur Pierre Agnes à plus de 150 km de Saint Jean de Luz (France).

“Legitimate Cause” shall include, but shall not be limited to, (i) death, (ii) permanent disability which renders Pierre Agnes unable to perform the essential functions of his position even with reasonable accommodation, (iii) willful misconduct in the performance of Pierre Agnes’ duties, (iv) commission of a professional felony or violation of law involving moral turpitude or dishonesty, (v) self-dealing, (vi) willful breach of professional duty, (vii) habitual neglect of professional duty, or (viii) a material breach by Pierre Agnes of his obligations under this Agreement or the Corporate Mandate.

“Good Reason” for Pierre Agnes to terminate this Agreement means a voluntary termination as a result of (i) the assignment to Pierre Agnes of duties materially inconsistent with his position as of the date hereof without his consent, (ii) a material change in Pierre Agnes’ reporting level from that set forth in this Agreement without his consent (Pierre Agnes currently reports to the Chief Executive Officer of Quiksilver, Inc.,), (iii) a material diminution of Pierre Agnes’ authority without his consent, (iv) a material breach by the Company of its obligations under this Agreement, (v) a failure by the Company to obtain from any successor, before the succession takes place, an agreement to assume and perform the obligations contained in this Agreement, or (vi) the relocation of Pierre Agnes, without his consent, to a location more than 150 km from Saint Jean de Luz (France).

Notwithstanding the foregoing, Good Reason shall not exist unless Pierre Agnes provides the Company written notice of termination

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Nonobstant ce qui précède, aucune Bonne Raison ne sera caractérisée, à moins que Monsieur Pierre Agnes notifie par écrit à la Société la rupture de son contrat de travail aux torts de la Société dans les quatre-vingt dix (90) jours suivant l’apparition d’une ou plusieurs des conditions énoncées aux alinéas (i) à (vi) et, si un tel événement ou la condition est corrigible, la Société ne parvient pas à corriger un tel événement ou condition dans les trente (30) jours de la notification.

Cette indemnité contractuelle se substitue à toute autre indemnité à laquelle Monsieur Pierre Agnes pourrait prétendre pour quel que motif que ce soit à l’occasion de l’exécution ou de la rupture tant du présent contrat de travail que de son mandat social (et notamment, sans limitation, à l’indemnité légale ou conventionnelle de licenciement, indemnité pour licenciement sans cause réelle et sérieuse, indemnité pour inobservation de la procédure, indemnité pour rupture abusive du mandat social, y compris si elles étaient attribuées par décision de justice...).

Plus précisément, le paiement de cette indemnité contractuelle de rupture inclut entre autres :

•        le paiement d’une indemnité de préavis ou d’une indemnité compensatrice de préavis (conformément à la convention collective applicable, à savoir 3 ou 4 mois en fonction de l’ancienneté du salarié) ;

•        le paiement d’une indemnité de licenciement prévue par le Code du travail français ou la convention collective applicable ;

•        le paiement de l’indemnité compensatrice de congés payés.

L’indemnité contractuelle de rupture sera payée en plusieurs versements :

1. le montant représentant (i) l’indemnité compensatrice de préavis, (ii) l’indemnité de licenciement prévue par le Code du travail ou la Convention collective applicable et (iii) l’indemnité compensatrice de congés payés on account thereof within ninety (90) days following the initial existence of one or more of the conditions described in clauses (i) through (vi) and, if such event or condition is curable, the Company fails to cure such event or condition within thirty (30) days of such written notice.

This contractual severance indemnity replaces all other indemnity that Pierre Agnes could claim on any grounds whatsoever in relation to the performance or termination of both this Agreement and his Corporate Mandate (including, without limitation, legal severance pay or severance pay provided by the collective bargaining agreement, damages for dismissal without real and serious ground, damages for breach of procedure, damages for wrongful termination of the Corporate Mandate, even if they were awarded by a court decision).

More precisely, the payment of this contractual severance indemnity includes among others :

•        the payment of the notice period indemnity or pay in lieu of notice (provided by the collective bargaining agreement, i.e., 3 or 4 months depending on the employee’s seniority);

•        the payment of the severance pay provided by the French Labour Code or the applicable collective bargaining agreement;

•        the payment of the accrued untaken vacation indemnity

This contractual severance indemnity will be paid in several installments :

1. the amount that represents (i) the indemnity in lieu of notice, (ii) the severance pay provided by the French Labor Code or the applicable collective bargaining agreement and (iii) the indemnity for accrued untaken vacation will be paid at the end of

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sera payé à la fin du présent contrat (sauf si Mr Pierre Agnes effectue son préavis; dans ce cas, l’indemnité de préavis sera payée chaque mois durant le préavis aux échéances normales de la paie).

Les Parties conviennent que l’indemnité de préavis (ou l’indemnité compensatrice de préavis), ou l’indemnité de licenciement prévue par le Code du travail ou la Convention collective applicable, et l’indemnité compensatrice de congés payés sont calculées uniquement sur la base du salaire mensuel brut perçu par Monsieur Pierre Agnes en vertu du présent contrat de travail.

2. l’excédent (du montant de l’indemnité contractuelle de rupture) sera réglé en plusieurs versements, aux échéances normales de la paie, durant les 18 mois suivant la fin du présent contrat de travail.

Etant précisé que les Parties conviennent que le paiement de l’excédent requiert que Pierre Agnes renonce définitivement à exercer toute action judiciaire à l’encontre de la Société, ou des autres sociétés du Groupe, à la suite de la rupture de son contrat, dans une forme raisonnablement acceptée par Quiksilver, Inc.

Les Parties entendent faire de cette indemnité contractuelle de rupture une condition essentielle du présent contrat.

this Agreement (unless Mr. Agnes performs his notice period; in such case, the notice period indemnity will be paid each month during the notice period, on regular payroll dates).

The Parties agree that the notice period indemnity (or the indemnity in lieu of notice), the severance pay provided by the French Labour Code or the applicable collective bargaining agreement, and the accrued but untaken vacation indemnity, are calculated on the monthly gross salary received by Pierre Agnes pursuant to this Employment Agreement only.

2. the excess (of the amount of the contractual severance pay) is paid in installments on the Company’s regular payroll dates during the 18-month period following the end of employment.

The Parties agree that the payment of this excess amount requires that Pierre Agnes sign a general release of claims in a form reasonably acceptable to Quiksilver, Inc., following his termination.

The Parties intend that this contractual severance indemnity is an essential condition of this Agreement.

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ARTICLE 13—INTEGRALITE DU CONTRAT

Le présent contrat, le mandat social et tout accord de confidentialité, stock option, actions gratuites, “restricted stock unit”, “stock appreciation rights” ou d’autres contrats similaires que la Société pourrait conclure avec Monsieur Pierre Agnes contiennent l’intégralité de l’accord passé entre la Société et Monsieur Pierre Agnes dans le cadre de sa relation de travail, et aucune modification ou avenant au présent contrat ne sera valide, s’il n’est pas rédigé par écrit et signé par Monsieur Pierre Agnes ainsi que par un représentant de la Société dûment habilité.

ARTICLE 13—ENTIRE AGREEMENT

This Agreement, the Corporate Mandate, and any confidentiality, stock option, restricted stock, restricted stock unit, stock appreciation rights or other similar agreements the Company may enter into with Pierre Agnes contain the entire integrated agreement between the Company and Pierre Agnes regarding his employment, and no modification or amendment to this Agreement will be valid unless set forth in writing and signed by both Pierre Agnes and an authorized officer of the Company.

ARTICLE 14—SUCCESSEURS ET CESSIONNAIRES

Le présent contrat sera cessible par Quiksilver, Inc. à tout successeur ou à toute société détenue ou contrôlée par Quiksilver, Inc., et liera tout successeur direct ou indirect dans les affaires de Quiksilver, Inc., par l’achat de titres, ou par fusion, consolidation, acquisition de tout ou d’une partie substantielle des actifs de Quiksilver, Inc., ou par tout autre moyen.

ARTICLE 14—SUCESSORS AND ASSIGNS

This Agreement will be assignable by Quiksilver, Inc. to any successor or to any other company owned or controlled by Quiksilver, Inc., and will be binding upon any successor to the business of Quiksilver, Inc., whether direct or indirect, by purchase of securities, merger, consolidation, purchase of all or substantially all of the assets of Quiksilver, Inc. or otherwise.

ARTICLE 15—RESPECT DU MECANISME DE REMBOURSEMENT “CLAWBACK COMPLIANCE”

Toute somme payée au titre du présent contrat de travail sera remboursée en conformité avec toute politique de remboursement “Clawback policy” que la Société, Quiksilver, Inc. ou Na Pali SAS a adoptée, ou devra adopter dans le futur afin de respecter les normes d’inscription à la cote de toute bourse nationale d’échange de titres ou association sur laquelle les titres de Quiksilver, Inc. sont cotés, ou comme il est par ailleurs requis par le Dodd-Frank Wall Street Reform and Consumer Protection Act ou tout autre texte applicable.

ARTICLE 15—CLAWBACK COMPLIANCE

Any amounts paid pursuant to this Agreement shall be subject to recoupment in accordance with any clawback policy that the Company, Quiksilver, Inc. or Na Pali SAS has adopted or is required in the future to adopt pursuant to the listing standards of any national securities exchange or association on which Quiksilver, Inc.’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

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Fait à St Jean de Luz, Le 6 Mars 2012 En deux exemplaires originaux.	In St Jean de Luz, On March 6, 2012 Executed in two originals.

Pour la Société (*) : Pour Pilot SAS: Pierre Boccon Liaudet Président	For the Company: On behalf of Pilot SAS Pierre Boccon Liaudet President

Pour Monsieur Pierre Agnes (*) : Pierre Agnes (*) Signature précédée de la mention manuscrite « lu et approuvé » et paraphe de toutes les pages du document.	For Pierre Agnes: Pierre Agnes (*) Please write the wording “acknowledged and agreed” (“lu et approuvé) and initial each page of the document.

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